UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Sypris Solutions, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2005 Annual Meeting

and

Proxy Statement

SYPRIS SOLUTIONS, INC.

101 Bullitt Lane, Suite 450

Louisville, Kentucky 40222

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME	10:00 a.m. EDT
Tuesday, April 26, 2005

PLACE	Lower Level Seminar Room
101 Bullitt Lane, Louisville, Kentucky 40222

ITEMS OF BUSINESS	(1) To elect three Class III members of the Board of Directors, whose terms are described in the Proxy Statement.
(2) To transact such other business as may properly come before the meeting and any adjournment thereof.

RECORD DATE	Holders of Sypris Common Stock of record at the close of business on March 9, 2005 are entitled to vote at the meeting.

ANNUAL REPORT	The Company’s 2004 Annual Report, which is not a part of the proxy soliciting materials, is enclosed.

PROXY VOTING

It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the proxy card sent to you. Most stockholders can also vote their shares over the Internet or by telephone. If Internet or telephone voting is available to you, voting instructions are printed on the proxy card sent to you. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the accompanying Proxy Statement.

John R. McGeeney

General Counsel and Secretary

March 25, 2005

Sypris Solutions, Inc.

101 Bullitt Lane, Suite 450

Louisville, KY 40222

PROXY STATEMENT

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Sypris Solutions, Inc. of proxies to be voted at our 2005 Annual Meeting of Stockholders, and at any postponement or adjournment thereof. In this Proxy Statement, we refer to Sypris Solutions, Inc. as “Sypris,” “Sypris Solutions,” “we,” “our” or “the Company.”

You are cordially invited to attend the Annual Meeting on April 26, 2005, beginning at 10:00 a.m. EDT. The Annual Meeting will be held at 101 Bullitt Lane, Lower Level Seminar Room, Louisville, Kentucky 40222.

We are first mailing this Proxy Statement and accompanying forms of proxy and voting instructions on or about March 25, 2005, to holders of our Common Stock at the close of business on March 9, 2005, the Record Date for the Annual Meeting.

Proxies and Voting Procedures

Your vote is important. Because many stockholders cannot attend the Annual Meeting in person, it is necessary that a large number of stockholders be represented by proxy. Most stockholders have a choice of voting over the Internet, using a toll-free telephone number or completing a proxy card and mailing it in the postage-paid envelope provided. Please refer to your proxy card or the information forwarded by your bank, broker or other nominee to see which options are available to you. Please be aware that if you vote over the Internet, you might incur costs such as telephone and Internet access charges for which you will be responsible. The Internet and telephone voting facilities for eligible stockholders of record will close at 11:59 p.m. EDT on April 25, 2005.

You can revoke your proxy at any time before it is exercised by timely delivery of a properly executed, later-dated proxy (including an Internet or telephone vote) or by voting by ballot at the Annual Meeting.

In order to vote over the Internet or via telephone, stockholders must have their voting form in hand and call the number or go to the web site identified on the enclosed form and follow the instructions to vote on the Internet or via telephone.

The method by which you vote will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person. If your shares are held in the name of a bank, broker or other nominee, you must obtain a proxy, executed in your favor, from the holder of record, to be able to vote in person at the Annual Meeting.

All shares entitled to vote and represented by properly completed proxies received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with your instructions. If you do not indicate how your shares should be voted on a matter, the shares represented by your properly completed proxy will be voted as the Board of Directors recommends.

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the meeting to another time or place in order to solicit additional proxies in favor of the recommendations of the Board of Directors, the persons named as proxies and acting thereunder will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. At the date this Proxy Statement went to press, we did not anticipate that any other matters would be raised at the Annual Meeting.

Stockholders Entitled to Vote

Stockholders of Sypris Common Stock at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter properly brought before the meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

On the Record Date, March 9, 2005, there were 17,982,914 shares of Sypris Common Stock outstanding. A list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and for 10 days prior to the Annual Meeting at the Company’s offices at 101 Bullitt Lane, Suite 450, Louisville, Kentucky 40222, between the hours of 8:30 a.m. and 5:30 p.m. local time.

Quorum

The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote is necessary to constitute a quorum at the meeting for the election of directors. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining whether a quorum exists. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

Gill Family

As of the Record Date, the Gill family beneficially owned an aggregate of 8,538,111 shares or 47% of the Company’s outstanding Common Stock. For further information on ownership of Common Stock by the Gill family, see Stock Ownership of Certain Beneficial Owners.

Multiple Stockholders Sharing the Same Address

In accordance with a notice sent to eligible stockholders who share a single address by one or more banks, brokers or nominees with accountholders who are Sypris stockholders, those stockholders will receive only one Annual Report and Proxy Statement at that address. This practice, known as “householding,” is designed to reduce printing and postage costs. However, if a stockholder residing at such an address wishes to receive a separate Annual Report or Proxy Statement in the future, he or she may contact the bank, broker or nominee directly or contact Sypris at 101 Bullitt Lane, Suite 450, Louisville, Kentucky 40222 or at 502-329-2000. If you own your shares through a bank, broker or other nominee, and you are receiving multiple copies of our Annual Report and Proxy Statement, you can request householding by contacting the bank, broker or nominee.

Cost of Proxy Solicitation

Sypris will pay the cost of soliciting proxies. Sypris may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies may be solicited on behalf of the Company by directors, officers or employees of the Company, without additional compensation, in person or by telephone, facsimile or other electronic means.

GOVERNANCE OF THE COMPANY

Board of Directors

Our Board of Directors has adopted the Sypris Solutions, Inc. Guidelines on Corporate Governance (the “Guidelines”) to address significant corporate governance issues. The Guidelines provide a framework for the Company’s corporate governance initiatives and cover topics including, but not limited to, Board of Director and Committee composition and operation, director compensation and stock ownership requirements, and director tenure. The Nominating and Governance Committee is responsible for overseeing and reviewing the Guidelines on a regular basis, and reporting and recommending to the Board of Directors any changes to the Guidelines. On March 1, 2005, pursuant to a recommendation by the Committee, the Board of Directors amended the Guidelines to permit directors who reach the mandatory retirement age during an elected term to serve out their term. A current copy of the Guidelines is available on the Company’s web site at www.sypris.com.

During 2004, the Board of Directors held ten meetings, and the Committees held sixteen meetings. All directors attended at least 75% of the Board meetings and Committee meetings of which they are members, except Roger W. Johnson. Mr. Johnson passed away on February 25, 2005. Although the Company does not have a formal policy regarding attendance by members of the Board of Directors at the Company’s Annual Meeting of Stockholders, more than a majority of the directors have attended all Annual Meetings. Seven of eight directors attended the 2004 Annual Meeting, and all eight directors attended the 2003 Annual Meeting.

Independence

The Board of Directors has determined that Messrs. Ferko, Frigon, Petersen and Sroka are “independent directors,” as such term is defined in NASD Rule 4200(a)(15). Mr. Johnson served as an independent director of the Company prior to his death on February 25, 2005.

In December 2004, the Board of Directors appointed Robert Sroka to serve a one-year term as Lead Independent Director. In this capacity, Mr. Sroka, who also served in this role during 2003, has frequent contact with our management, consulting with our executive officers and others on a broad range of matters. Mr. Sroka, as Lead Independent Director, presides over periodic independent sessions of the Board of Directors in which only independent directors participate. Stockholders and other parties interested in communicating directly with the Lead Independent Director or with the independent directors as a group may do so by writing Lead Independent Director, Sypris Solutions, Inc., 101 Bullitt Lane, Suite 450, Louisville, Kentucky 40222.

Communications with Stockholders

Our Board of Directors welcomes communications from our stockholders. Stockholders may send communications to the Board of Directors, or to any director in particular, c/o Sypris Solutions, Inc., 101 Bullitt Lane, Suite 450, Louisville, Kentucky 40222. Any correspondence addressed to the Board of Directors, or to any director in particular, in care of the Company, is forwarded by us to the addressee, without review by management.

Committees of the Board of Directors

During 2004, the Board of Directors had four ongoing Committees: the Audit and Finance Committee, the Compensation Committee, the Executive Committee and the Nominating and Governance Committee.

Sidney R. Petersen (Chairman), William G. Ferko and Robert Sroka are the current members of the Audit and Finance Committee. Roger W. Johnson served on the Audit and Finance Committee prior to his death on February 25, 2005. In August 2004, Mr. Petersen replaced Mr. Johnson as Chairman of the Audit and Finance Committee. In December 2004, the Board of Directors appointed William G. Ferko as a member of the Audit and Finance Committee, effective January 1, 2005. During 2004, the Audit and Finance Committee met eleven times.

Henry F. Frigon (Chairman), Sidney R. Petersen and Robert Sroka are the current members of the Compensation Committee. During 2004, the Compensation Committee met three times.

Robert E. Gill (Chairman), Henry F. Frigon, Jeffrey T. Gill and R. Scott Gill are the current members of the Executive Committee. During 2004, the Executive Committee held no meetings and took no actions via unanimous written consent.

William L. Healey (Chairman), William G. Ferko and Henry F. Frigon are the current members of the Nominating and Governance Committee. Roger W. Johnson served on the Nominating and Governance Committee prior to his death on February 25, 2005. In December 2004, the Board of Directors appointed William G. Ferko as a member of the Nominating and Governance Committee, effective January 1, 2005. Due to his status as a non-independent director, Mr. Healey has submitted his resignation as Chairman and member of the Nominating and Governance Committee, effective at the April 26, 2005 Annual Meeting of Stockholders. During 2004, the Nominating and Governance Committee met two times.

Audit and Finance Committee

The Audit and Finance Committee currently consists of three directors, each of whom satisfies the independence requirements set forth in NASD Rule 4200(a)(15) and Rule 10A-3(b)(1) promulgated under the Securities Exchange Act of 1934, as amended. In addition, the Audit and Finance Committee, composed of the directors named in the preceding paragraph, satisfies the requirements of NASD Rule 4350(d)(2). The Board of Directors has also determined that Sidney R. Petersen qualifies for and currently serves as the Committee’s “financial expert” for purposes of Item 401(h) of Regulation S-K promulgated by the SEC. The functions of the Audit and Finance Committee are described below under the heading Audit and Finance Committee Report. The Audit and Finance Committee operates pursuant to a formal written charter that sets out the functions that this Committee is to perform. The Audit and Finance Committee reviews and reassesses the adequacy of the Audit and Finance Committee Charter on an annual basis. A current copy of the Audit and Finance Committee Charter is available on the Company’s web site at www.sypris.com.

Compensation Committee

The Compensation Committee currently consists of three directors, each of whom has no financial or personal ties to the Company (other than director compensation and equity ownership as described in this Proxy Statement) and meets the NASD standard for independence set forth in NASD Rule 4200(a)(15). The functions of the Compensation Committee include administering management incentive compensation plans, establishing the compensation of officers and reviewing the compensation of directors. The Compensation Committee operates pursuant to a formal written charter that sets out the functions that this Committee is to perform. The

Compensation Committee reviews and reassesses the adequacy of the Compensation Committee Charter on an annual basis. A current copy of the Compensation Committee Charter is available on the Company’s web site at www.sypris.com.

Executive Committee

The Executive Committee currently consists of four directors. The functions of the Executive Committee include exercising the duties of the full Board of Directors when and if necessary between regular meetings of the Board of Directors. The Executive Committee possesses all of the power of the full Board of Directors, except for certain powers under Delaware law which can only be exercised by the full Board. The Executive Committee operates pursuant to a formal written charter setting out the functions that this Committee is to perform. A current copy of the Executive Committee Charter is available on the Company’s web site at www.sypris.com.

Nominating and Governance Committee

The Nominating and Governance Committee currently consists of three directors, two of whom satisfy the independence requirements set forth in NASD Rule 4200(a)(15). William L. Healey, the Chairman of the Nominating and Governance Committee, has submitted his resignation as Chairman and member of the Nominating and Governance Committee due to his current status as a non-independent director, effective at the April 26, 2005 Annual Meeting of Stockholders. The functions of the Nominating and Governance Committee include recommending nominees to the Board of Directors for election as directors of the Company, and evaluating the performance and effectiveness of the Board of Directors, including a periodic assessment of the effectiveness of each of the directors. The Nominating and Governance Committee also makes recommendations to the Board of Directors from time to time as to matters of corporate governance.

The Nominating and Governance Committee employs an independent director profile to describe the process by which candidates for inclusion in the Company’s recommended slate of independent director nominees may be selected. The Nominating and Governance Committee takes a number of attributes into account during the nomination process, including an individual’s demonstrated leadership, maturity and public company experience. The Nominating and Governance Committee also places a value on building a diversity of viewpoints on the Board. In addition, the Nominating and Governance Committee will consider an individual’s integrity and commitment, as well as the candidate’s experience in our core market industries, certain targeted knowledge areas, complex multi-industry and/or technological areas and growth manufacturing or service operations.

All nominees for election at this Annual Meeting of Stockholders, except William G. Ferko, were previously elected by stockholders. During 2004, the Board of Directors increased the size of the Board of Directors from eight members to nine members, creating a vacancy. Mr. Ferko, a nominee for election by stockholders at this Annual Meeting, joined the Board of Directors effective January 1, 2005 to fill such vacancy. Mr. Ferko came to the attention of the Nominating and Governance Committee through a recommendation by management. Utilizing the independent director profile and selection process identified above, the Nominating and Governance Committee recommended that the Board of Directors elect Mr. Ferko to the Board.

To date, the Nominating and Governance Committee has not engaged third parties to identify or evaluate potential director candidates. Currently, the Company does not seek or accept director nominations recommended by security holders (other than those directors who are also security holders, acting in their capacity as directors), and has not received any such nominations by any non-director security holders to date.

The Nominating and Governance Committee operates pursuant to a formal written charter that sets out the functions that this Committee is to perform. The Nominating and Governance Committee reviews and reassesses the adequacy of the Nominating and Governance Committee Charter on an annual basis. A current copy of the Nominating and Governance Committee Charter is available on the Company’s web site at www.sypris.com.

Compensation of Directors

During 2004, each non-employee director (Henry F. Frigon, R. Scott Gill, Roger W. Johnson, William L. Healey, Sidney R. Petersen and Robert Sroka) received an annual retainer of $19,000, a fee of $1,450 for attending each meeting of the Board of Directors ($300 if attendance was by phone), $1,400 for acting in the capacity of Chairman for each Committee meeting ($300 if attendance was by phone) and a fee of $1,000 for other non-employee directors attending each Committee meeting ($300 if attendance was by phone). Committee fees were earned regardless of whether Committee meetings were held on the same date as a Board of Directors’ meeting date. On March 1, 2005, the Board of Directors increased the annual retainer from $19,000 to $20,000 and increased the Committee Chair fee from $1,400 to $1,500.

Non-employee directors may elect to receive their annual retainer and meeting fees in the form of stock options. The number of stock options is determined by dividing the annual retainer and fee amount, as applicable, by 33% of the fair market value of Common Stock on the date of grant. During 2004, Roger W. Johnson, Sidney R. Petersen and Robert Sroka elected to receive their annual retainer and meeting fees in the form of stock options, and a total of 15,670 options were granted to these non-employee directors in payment of director fees. Non-employee directors receive grants of stock options in the amount of 10,000 shares upon their initial election as a director and receive annual grants in the amount of 4,500 shares for each year thereafter that they continue to serve as a director. William G. Ferko was granted an option to purchase 10,000 shares on January 1, 2005. All other non-employee directors were granted an option to purchase 4,500 shares following last year’s annual stockholders’ meeting on April 27, 2004. On March 1, 2005, the Board of Directors increased the annual grant of stock options from 4,500 shares to 6,000 shares. Options are granted to non-employee directors at fair market value on the date of grant, are immediately exercisable and have a 10-year term. During 2004, Sidney R. Petersen exercised 3,030 shares at a weighted average exercise price per share of $4.76, and Roger W. Johnson exercised 59,522 shares at a weighted average exercise price per share of $7.59.

All directors are reimbursed for travel and related expenses for attending Board and Committee meetings. Directors who are employees of Sypris or its affiliates are not eligible to receive compensation for services as a director. We provide non-employee directors with travel accident insurance when on Company business.

Compensation Committee Interlocks And Insider Participation

Our Compensation Committee is composed of Henry F. Frigon (Chairman), Sidney R. Petersen, and Robert Sroka. We are unaware of any relationships during 2004 among our officers and directors which would require disclosure under this caption.

Certain Relationships and Related Transactions

William L. Healey, a director, became employed as President and Chief Executive Officer of Cal Quality Electronics, Inc. in March 2002. We purchase circuit card assemblies from Cal Quality Electronics, Inc. under supply contracts. We paid $2,688,168 to Cal Quality Electronics, Inc. in 2004 and estimate our payments may exceed $2,000,000 in 2005.

Certain Employees

Occasionally, we may have employees who are related to our executive officers. We compensate these individuals consistently with our policies that apply to all employees. During 2004, a named executive officer’s son was employed by a subsidiary of the Company at an annual compensation which exceeded $60,000.

Code of Business Conduct

We have a corporate responsibility and compliance program which includes a written code of business conduct. We require all employees, including all officers and senior level executives, to adhere to our code of business conduct in addressing the legal and ethical issues encountered in conducting their work. The code of business conduct requires each of our employees to avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest, fair and ethical manner and otherwise act with integrity. Our employees are required to certify that they have received a copy of the code of business conduct and have been provided with training on the code of business conduct and their related legal obligations. Employees are required to report any conduct they believe to be an actual or apparent violation of the code of business conduct or other Company policies and procedures. The code of business conduct details the procedures for confidential and anonymous reporting by employees and emphasizes our policy of non-retaliation. Our code of business conduct can be found on our corporate web site at www.sypris.com. The information on our web site is not part of this Proxy Statement and is not soliciting material.

RELATIONSHIP WITH INDEPENDENT PUBLIC

ACCOUNTANTS

Ernst & Young LLP has served as the Company’s independent public accountants and auditors since and including the Company’s year ended December 31, 1989. Although the Audit and Finance Committee has not yet completed its process for selecting the independent public accountant and auditor for the Company with respect to its 2005 financial statements, the Audit and Finance Committee has approved the interim engagement of Ernst & Young LLP to perform audit and audit-related services with respect to 2005. The Audit and Finance Committee’s selection process includes consideration of the following factors: history of and reputation for thoroughness, accuracy, excellence and integrity; reasonableness of fees; continuity of experience with the Company’s business, internal controls and accounting issues; and independence. The Audit and Finance Committee has approved the fees described below for non-audit services for 2004 and believes such fees are compatible with the independence of Ernst & Young LLP.

Representatives of Ernst & Young LLP will be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions after the meeting.

Fees Billed by Ernst & Young LLP

Audit and Non-Audit Fees

The following table presents fees billed for professional audit services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2004 and 2003 and fees billed for other services rendered by Ernst & Young LLP during those periods.

	Years Ended December 31,
	2004	2003
Audit Fees (1)	$844,880	$267,090
Audit-Related Fees (2)	9,320	32,580
Tax Fees (3)	152,130	82,510
All Other Fees	—	—

Total	$1,006,330	$382,180

(1)	Audit Fees include fees associated with the annual audit, reviews of the Company’s quarterly reports on Form 10-Q, an attestation report on the Company’s internal control over financial reporting in 2004, a review of a registration statement on Form S-3 in 2004 and issuance of a consent in 2004.

(2)	Audit-Related Fees principally included education and assistance in assessing the impact of proposed standards, rules or interpretations by the SEC, FASB, or other regulatory or standard-setting bodies, and agreed upon procedures performed in 2003 and 2004 and employee benefit plan audits in 2003.

(3)	Tax Fees consist of tax return preparation fees, tax services other than those directly related to the audit of the income tax accrual, and review of state and local income tax planning opportunities.

Policy on Audit and Finance Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

The Audit and Finance Committee’s policy is to pre-approve all audit and non-audit services provided by the independent public accountants and auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year, is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent public accountants and auditors and management are required to periodically report to the full Audit and Finance Committee regarding the extent of services provided by the independent public accountants and auditors in accordance with this pre-approval, and the fees for the services performed to date. None of the services provided by the independent public accountants and auditors under the categories Audit-Related, Tax and All Other Fees described above were approved by the Audit and Finance Committee pursuant to the waiver of pre-approval provisions set forth in Rule 2-01(c) of Regulation S-X.

AUDIT AND FINANCE COMMITTEE REPORT

The Audit and Finance Committee met with management periodically during the year to consider the adequacy of the Company’s internal controls and the objectivity of its financial reporting. The Audit and Finance Committee discussed these matters with the Company’s independent public accountants and auditors and with appropriate Company financial personnel. The Audit and Finance Committee also discussed with the Company’s senior management and independent public accountants and auditors the process used for certifications by the Company’s chief executive officer and chief financial officer, which is required by the Securities and Exchange Commission and the Sarbanes-Oxley Act of 2002 for certain of the Company’s filings with the Securities and Exchange Commission.

The Audit and Finance Committee met privately with both the independent public accountants and auditors and Company financial personnel, each of whom has unrestricted access to the Audit and Finance Committee.

The Audit and Finance Committee appointed Ernst & Young LLP as the independent public accountants and auditors for the Company in 2004 after reviewing the firm’s performance and independence from management, among other factors. The Audit and Finance Committee also concluded after a preliminary investigation that it was not advisable during 2004 to initiate a formal process for soliciting competitive proposals.

Management has primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s system of internal controls. Ernst & Young LLP, the Company’s independent public accountants and auditors, are responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and expressing an opinion on the conformity of those audited financial statements in accordance with U.S. generally accepted accounting principles. The Audit and Finance Committee’s responsibility is to monitor and oversee these processes.

The Audit and Finance Committee reviewed with management and Ernst & Young LLP the Company’s audited financial statements and met separately with both management and Ernst & Young LLP to discuss and review those financial statements and reports prior to issuance. Management has represented, and Ernst & Young LLP has confirmed, to the Audit and Finance Committee that the financial statements were prepared in accordance with U.S. generally accepted accounting principles.

The Audit and Finance Committee received from and discussed with Ernst & Young LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm’s independence from the Company. Ernst & Young LLP has confirmed by letter that, in its professional judgment, it is independent of the Company.

The Audit and Finance Committee also discussed with Ernst & Young LLP matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees) of the Auditing Standards Board of the American Institute of Certified Public Accountants to the extent applicable. These items relate to the scope and results of their audit of the Company’s financial statements.

The Audit and Finance Committee discussed with management and Ernst & Young LLP the quality and adequacy of the Company’s internal controls and the overall quality of the Company’s financial reporting. The Audit and Finance Committee specifically addressed with management and Ernst & Young LLP management’s first annual report regarding the effectiveness of the Company’s system of internal controls over financial reporting, management’s ongoing responsibilities for establishing and maintaining an adequate system, management’s evaluation of any significant deficiencies or material weaknesses in that system, management’s process for evaluating the effectiveness of such internal controls and the framework that was used to evaluate the effectiveness of the system.

The Audit and Finance Committee reviewed with Ernst & Young LLP and pre-approved their audit plans, audit scope, identification of audit risks and fees. The Audit and Finance Committee also reviewed and pre-

approved all non-audit services performed by Ernst & Young LLP and discussed with the independent public accountants and auditors their independence.

In reliance on the reviews and discussions referred to above, the Audit and Finance Committee recommended to the Board of Directors (and the Board of Directors has approved) that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

Sidney R. Petersen (Chairman)

William G. Ferko

Robert Sroka

PROPOSAL ONE

ELECTION OF DIRECTORS

The Board of Directors is divided into three classes with terms that expire at successive annual meetings. Three Class III directors will be elected at the Annual Meeting to serve for a three-year term expiring at our annual meeting in 2008 or until their successors have been elected and qualified, or until the earliest of their death, resignation or retirement. Nominee William G. Ferko was elected to the Board of Directors effective January 1, 2005 to serve until this Annual Meeting and to stand for election by stockholders at this Annual Meeting.

Roger W. Johnson, a long-time independent director of the Company, passed away on February 25, 2005. Our Nominating and Governance Committee is conducting a search to identify and evaluate a suitable independent director to fill the vacancy on the Board of Directors resulting from Mr. Johnson’s death. Although it will not be possible for his replacement to be included in this Proxy Statement, it is possible that, before the Annual Meeting, another candidate could be appointed by the Board of Directors to fill the vacancy, to serve as a Class II director of the Company with a term expiring in 2007.

We expect each nominee for election as a director at the Annual Meeting to be able to serve if elected. If any nominee is unable to serve, proxies will be voted in favor of the remainder of those nominees and for such substitute nominee as may be selected by the Board of Directors. The persons named as proxies in the accompanying form of proxy have advised us that at the Annual Meeting, unless otherwise directed, they intend to vote the shares covered by the proxies for the election of the nominees named below. The persons named as proxies may not vote for a greater number of persons than the number of nominees named below.

The Board of Directors has nominated William G. Ferko, Jeffrey T. Gill and Sidney R. Petersen to be elected at the Annual Meeting as Class III directors whose terms will expire in 2008.

Set forth below are the principal occupation and certain other information regarding the nominees and the other directors whose terms of office will continue after the Annual Meeting.

Vote Required and Recommendation of the Board of Directors

Nominees receiving the greatest number of votes duly cast for the election of directors will be elected. Abstentions and broker “non-votes” are not counted as votes cast for purposes of, and therefore will have no impact as to, the election of directors. The Board of Directors recommends a vote FOR the election of the above-named nominees as Class III directors.

CLASS III DIRECTOR NOMINEES FOR TERMS EXPIRING IN 2008

William G. Ferko Age 50	William G. Ferko has served as a director of Sypris since January 2005. Mr. Ferko has served as Vice President and Chief Financial Officer of Genlyte Group Incorporated, a manufacturer of lighting fixtures and controls, since 1998. Prior to 1998, he served in several finance positions for Tenneco Inc. and its automotive and packaging divisions and as Chief Financial Officer for Monroe Auto Equipment Company and Goss Graphic Systems. Mr. Ferko is a member of the Audit and Finance and Nominating and Governance Committees.

Jeffrey T. Gill Age 49	Jeffrey T. Gill has served as President and Chief Executive Officer of Sypris and its predecessor since 1992, and as Executive Vice President of its predecessor from 1983 to 1992. Mr. Gill holds a BS degree in Business Administration from the University of Southern California and an MBA from Dartmouth College. A director of Sypris and its predecessor since 1983, Mr. Gill is a member of the Executive Committee. Jeffrey T. Gill is the son of Robert E. Gill and the brother of R. Scott Gill.

Sidney R. Petersen Age 74	Sidney R. Petersen has served as a director of Sypris since 1997 and of Sypris Electronics from 1994 until its merger with Sypris in 1998. Mr. Petersen retired as Chairman of the Board and Chief Executive Officer of Getty Oil in 1984, where he served in a variety of increasingly responsible management positions since 1955. He is Chairman of the Audit and Finance Committee and a member of the Compensation Committee.

CLASS I DIRECTORS WHOSE TERMS WILL EXPIRE IN 2006

Henry F. Frigon Age 70	Henry F. Frigon has served as a director of Sypris since 1997 and of Sypris Electronics from 1994 until its merger with Sypris in 1998. Mr. Frigon has served as a private investor and business consultant since 1994. Mr. Frigon served as Chairman of CARSTAR, a national provider of collision repair services, from 2000 to 2004, and as its President and Chief Executive Officer from 1998 to 2000. Prior to 1994, Mr. Frigon served in a number of senior executive positions, including Executive Vice President-Corporate Development and Strategy, and Chief Financial Officer of Hallmark Cards, and President and Chief Executive Officer of BATUS. Mr. Frigon also serves as a director of H&R Block, Buckeye Technologies, Dimon, Tuesday Morning and Packaging Corporation of America. He is Chairman of the Compensation Committee and a member of the Executive and Nominating and Governance Committees.

Robert E. Gill Age 79	Robert E. Gill has served as Chairman of the Board of Sypris and its predecessor since 1983, and as President and Chief Executive Officer of its predecessor from 1983 to 1992. Prior to 1983, Mr. Gill served in a number of senior executive positions, including Chairman, President and Chief Executive Officer of Armor Elevator Company, Vice President of A. O. Smith Corporation and President and Chief Executive Officer of Elevator Electric Company. Mr. Gill holds a BS degree in Electrical Engineering from the University of Washington and an MBA from the University of California at Berkeley. He is Chairman of the Executive Committee. Robert E. Gill is the father of Jeffrey T. Gill and R. Scott Gill.

William L. Healey Age 60	William L. Healey has served as a director of Sypris since 1997. Mr. Healey has served as President and Chief Executive Officer of Cal Quality Electronics, an electronics manufacturing company, since 2002. Mr. Healey served as a private investor and consultant from 1999 to 2002. He served as Chairman of the Board of Smartflex Systems, an electronics manufacturing company, from 1996 to 1999 and as its President and Chief Executive Officer from 1989 to 1999. Prior to 1989, Mr. Healey served in a number of senior executive positions with Silicon Systems, including Senior Vice President of Operations. Mr. Healey also serves as a director of Microsemi Corporation. He is currently Chairman of the Nominating and Governance Committee but has resigned from this position effective April 26, 2005.

CLASS II DIRECTORS WHOSE TERMS WILL EXPIRE IN 2007

R. Scott Gill Age 46	R. Scott Gill has served as a director of Sypris and its predecessor since 1983. Mr. Gill has served as a Managing Broker with Coldwell Banker Residential Brokerage since 2003. Mr. Gill served as a Managing Broker and Associate with Koenig & Strey GMAC Real Estate, a residential real estate firm from 1999 to 2003. Mr. Gill served as Project Manager for IA Chicago, an architectural design firm, from 1998 to 1999, as Senior Vice President and Secretary of Sypris from 1997 to 1998, and as Vice President and Secretary of its predecessor from 1983 to 1998. Mr. Gill is a member of the Executive Committee. R. Scott Gill is the son of Robert E. Gill and the brother of Jeffrey T. Gill.

Robert Sroka Age 55	Robert Sroka has served as a director of Sypris since 1997. Mr. Sroka has served as Managing Director of Corporate Solutions Group, an investment banking firm, since December 2003, and as Managing Partner of Lighthouse Partners, a private investment and business consulting company, since 1998. Mr. Sroka served as Managing Director of Investment Banking-Mergers and Acquisitions for J.P. Morgan from 1994 to 1998. Prior to 1994, Mr. Sroka served in a variety of senior executive positions with J.P. Morgan, including Vice President-Investment Banking and Vice President-Corporate Finance. Mr. Sroka also serves as non-executive Chairman of the Board of Avado Brands, Inc. On February 4, 2004, Avado Brands, Inc. filed a voluntary petition under the federal bankruptcy laws. Mr. Sroka is a member of the Audit and Finance and Compensation Committees.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information concerning the beneficial ownership of our Common Stock as of March 9, 2005 for (a) each director and nominee for director of the Company; (b) each person who is known by us to own 5% or more of our Common Stock; (c) the person who in 2004 was the President and Chief Executive Officer of the Company; (d) the four other most highly compensated executive officers named in the Summary Compensation Table; and (e) the directors and executive officers as a group. Except as otherwise noted, the persons named in the table have sole voting and investment power with respect to such securities.

	Shares Beneficially Owned Common Stock
	Number	Percent
Robert E. Gill (1) 253 Canton Avenue East Winter Park, Florida 32789	3,275,666	18.2%

Virginia G. Gill (2) 253 Canton Avenue East Winter Park, Florida 32789	3,275,666	18.2%

Jeffrey T. Gill (3) 101 Bullitt Lane, Suite 450 Louisville, Kentucky 40222	6,127,906	33.9%

R. Scott Gill (4) 161 East Chicago Avenue Chicago, Illinois 60611	5,683,871	31.5%

GFP I, LP (5) 1220 North Market Street, Suite 606 Wilmington, Delaware 19801	3,274,666	18.2%

Gill Family Capital Management, Inc. (6) 101 Bullitt Lane, Suite 450 Louisville, Kentucky 40222	3,274,666	18.2%

William G. Ferko (7)	13,700	*
Henry F. Frigon (8)	94,865	*
William L. Healey (9)	57,000	*
Sidney R. Petersen (10)	135,872	*
Robert Sroka (11)	112,092	*
John M. Kramer (12)	104,749	*
David D. Johnson (13)	129,148	*
James G. Cocke (14)	61,303	*

Current directors and executive officers as a group (16 persons)	9,571,662	50.5%

Wellington Management Company, LLP (15)	1,486,954	8.30%
Dimensional Fund Advisors Inc. (16)	1,036,784	5.79%

*	less than 1%.

(1)	Includes 500 shares beneficially owned by Virginia G. Gill, his wife. Robert E. Gill shares voting and investment power with his spouse with respect to these shares. Also includes 3,274,666 shares of the Common Stock of the Company owned by GFP I, LP, a Delaware limited partnership, of which Robert E. Gill is a limited partner holding a 43.24% ownership interest and of which Virginia G. Gill is a limited partner holding a 44.14% ownership interest. On the basis of certain provisions of the limited partnership agreement of GFP I, LP (the “Partnership Agreement”), Robert E. Gill and Virginia G. Gill may be deemed to beneficially own shares of Common Stock that are attributable to such limited partnership interests. Mr. Gill is also a director and executive officer of the Company and was a named officer during 2004.

(2)	Includes 500 shares beneficially owned by Robert E. Gill, her husband. Virginia G. Gill shares voting and investment power with her spouse with respect to these shares. Also includes 3,274,666 shares held by GFP I, LP. See footnote (1) above for certain information concerning GFP I, LP.

(3)	Includes 120,000 shares issuable under currently exercisable stock options and 23,975 shares owned by Patricia G. Gill, his wife. Jeffrey T. Gill shares voting and investment power with his spouse with respect to these shares. Also includes 3,274,666 shares held by GFP I, LP, of which Jeffrey T. Gill is a limited partner holding a 0.87% ownership interest, of which Patricia G. Gill is a limited partner holding a 0.87% ownership interest, and of which trusts for the benefit of Jeffrey T. Gill’s children, of which Jeffrey T. Gill is trustee, are limited partners holding an aggregate of 6.30% ownership interest. Gill Family Capital Management, Inc., a Kentucky corporation (the “General Partner”), is the general partner of GFP I, LP, with a 0.96% ownership interest in GFP I, LP. Jeffrey T. Gill is the Co-President and Treasurer of the General Partner, is one of two directors of the General Partner, and is a 50% shareholder of the General Partner. On the basis of Jeffrey T. Gill’s positions with the General Partner, and pursuant to certain provisions of the Partnership Agreement, Jeffrey T. Gill may be deemed to beneficially own shares of Common Stock attributable to the General Partner. Mr. Gill is also a director and executive officer of the Company and was a named officer during 2004.

(4)	Includes 56,500 shares issuable under currently exercisable stock options. Includes 3,274,666 shares owned by GFP I, LP, of which R. Scott Gill is a limited partner holding a 3.62% ownership interest. R. Scott Gill is the Co-President and Secretary of the General Partner, is one of two directors of the General Partner, and is a 50% shareholder of the General Partner. On the basis of R. Scott Gill’s positions with the General Partner, and pursuant to certain provisions of the Partnership Agreement, R. Scott Gill may be deemed to beneficially own shares of Common Stock attributable to the General Partner. Mr. Gill is also a director of the Company.

(5)	Voting and investment power is exercised through the General Partner. See footnotes (3) and (4).

(6)	In its capacity as General Partner. See footnotes (3) and (4).

(7)	Includes 10,000 shares issuable under currently exercisable stock options.

(8)	Includes 83,615 shares issuable under currently exercisable stock options, and 1,250 shares held in a 501(c)(3) charitable foundation of which Mr. Frigon has both voting and investment power.

(9)	Includes 56,500 shares issuable under currently exercisable stock options, and 500 shares held by a family trust of which Mr. Healey is a co-trustee. Mr. Healey shares voting and investment power with respect to the shares held by the family trust.

(10)	Includes 124,278 shares issuable under currently exercisable stock options, and 11,594 shares held by a family trust of which Mr. Petersen is a trustee. Mr. Petersen shares voting and investment power with respect to the shares held by the family trust.

(11)	Includes 107,142 shares issuable under currently exercisable stock options.

(12)	Includes 64,833 shares issuable under currently exercisable stock options. Mr. Kramer was a named officer during 2004.

(13)	Includes 102,420 shares issuable under currently exercisable stock options and 8,000 shares held by a family trust of which Mr. Johnson is a co-trustee. Mr. Johnson shares voting and investment power with respect to the shares held by the family trust. Mr. Johnson was a named officer during 2004.

(14)	Includes 60,790 shares issuable under currently exercisable stock options. Mr. Cocke was a named officer during 2004.

(15)	Based on a Schedule 13G filed February 14, 2005 with the SEC by Wellington Management Company, LLP and dated December 31, 2004. According to the filing, Wellington Management Company, LLP (“Wellington”), in its capacity as investment advisor may be deemed to beneficially own shares held of record by clients of Wellington Management Company, LLP. Wellington reports shared voting power with respect to 749,300 of the shares and shared dispositive power with respect to 1,486,954 of the shares. Wellington’s address is 75 State Street, Boston MA 02109.

(16)	Based on a Schedule 13G filed February 9, 2005 with the SEC by Dimensional Fund Advisors Inc. and dated December 31, 2004. According to the filing, Dimensional Fund Advisors Inc. (“Dimensional”), in its role as an investment advisor or manager, possesses voting and investment power over these shares that are owned by advisory clients of Dimensional. Dimensional disclaims beneficial ownership of these shares. The address of Dimensional is 1299 Ocean Avenue, 11th Floor, Santa Monica CA 90401.

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who beneficially own more than 10% of Sypris Common Stock to file reports of holdings and transactions in Sypris stock with the Securities and Exchange Commission. Based on our information, we believe that all Section 16(a) Securities and Exchange Commission filing requirements applicable to our directors, officers and other beneficial owners for 2004 were timely met.

PERFORMANCE GRAPH

The graph below shows a comparison of cumulative total stockholder returns for Sypris, calculated on a dividend reinvestment basis, from December 31, 1999 through December 31, 2004. The Company’s Common Stock is traded on the Nasdaq National Market under the symbol “SYPR.” In the performance graph, the cumulative total stockholder return of the Company is compared to the Russell 2000 Index and the S&P SmallCap 600 Index. The S&P SmallCap 600 Index has been selected as a basis of comparison since Sypris believes the S&P SmallCap 600 Index appropriately tracks the performance of multi-industry businesses at its level of market capitalization.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG SYPRIS SOLUTIONS, INC., THE S&P SMALLCAP 600 INDEX

AND THE RUSSELL 2000 INDEX

*$100 invested on 12/31/99 in stock or index-including reinvestment of dividends. Values are as of December 31.

Sypris Solutions, Inc.

Proxy Performance Graph

Year Ended 12/31/04

	12/99	12/00	12/01	12/02	12/03	12/04
Sypris Solutions, Inc.	100	76.39	144.67	114.06	189.70	174.10
S&P SmallCap 600 Index	100	111.80	119.11	101.69	141.13	173.09
Russell 2000 Index	100	96.98	99.39	79.03	116.38	137.71

EXECUTIVE OFFICERS

Executive officers of the Company are appointed by the Board of Directors and serve at the discretion of the Board of Directors. Set forth below are the ages, positions and certain other information regarding the executive officers of the Company.

Robert E. Gill Age 79	Robert E. Gill has served as Chairman of the Board of Sypris and its predecessor since 1983, and as President and Chief Executive Officer of its predecessor from 1983 to 1992. Prior to 1983, Mr. Gill served in a number of senior executive positions, including Chairman, President and Chief Executive Officer of Armor Elevator Company, Vice President of A. O. Smith Corporation and President and Chief Executive Officer of Elevator Electric Company. Mr. Gill holds a BS degree in Electrical Engineering from the University of Washington and an MBA from the University of California at Berkeley. He is Chairman of the Executive Committee. Robert E. Gill is the father of Jeffrey T. Gill and R. Scott Gill.

Jeffrey T. Gill Age 49	Jeffrey T. Gill has served as President and Chief Executive Officer of Sypris and its predecessor since 1992, and as Executive Vice President of its predecessor from 1983 to 1992. Mr. Gill holds a BS degree in Business Administration from the University of Southern California and an MBA from Dartmouth College. A director of Sypris and its predecessor since 1983, Mr. Gill is a member of the Executive Committee. Jeffrey T. Gill is the son of Robert E. Gill and the brother of R. Scott Gill.

Kathy Smith Boyd Age 51	Kathy Smith Boyd has served as a Vice President of Sypris and as President and Chief Executive Officer of its subsidiary, Sypris Test & Measurement, since April 2003. Ms. Boyd served as Corporate Vice President for Global Services and Solutions for Acterna, a communications test and measurement company, from 2000 to 2002, as Vice President and General Manager of the North American Consulting Business of Hewlett Packard from 1998 to 2000, and in a variety of management positions with Hewlett Packard from 1985 to 1998. Ms. Boyd holds a BA degree in History and Psychology from Moravian College.

James G. Cocke Age 57	James G. Cocke has served as a Vice President of Sypris, and as President and Chief Executive Officer of its subsidiary, Sypris Electronics, since 2000. Mr. Cocke served as Vice President of Finance, Contracts and Program Management for Sypris Electronics from 1997 to 2000, and as Manager of the Services Division of Sypris Test & Measurement, a subsidiary of Sypris, from 1995 to 1997. Prior to 1995, Mr. Cocke served in a number of senior management positions with SAIC, CAE Link Corporation, Smiths Industries and E-Systems. Mr. Cocke holds a BS degree in Business and an MS in Accounting from Roosevelt University.

John M. Kramer Age 62	John M. Kramer has served as Group Vice President of Sypris since December 2004, as Vice President of Sypris from 2000 to December 2004, and as President and Chief Executive Officer of its subsidiary, Sypris Technologies, since 1985. Prior to 1985, Mr. Kramer served in a number of senior management positions with Sypris Technologies, Xerox and Ford Motor Company. Mr. Kramer holds a BS degree in Management from the University of Louisville.

G. Darrell Robertson Age 62	G. Darrell Robertson has served as a Vice President of Sypris, and as President and Chief Executive Officer of its subsidiary, Sypris Data Systems, since 2000. Mr. Robertson served as an Executive Consultant for Atlantic Management Associates and as Managing Partner for TMT Acquisition, both small business consulting firms, from 1998 to 2000, as President of Aydin Telemetry from 1997 to 1998, and as Vice President of Controlotron Corporation from 1994 to 1996. Prior to 1994, Mr. Robertson served in a number of senior executive positions with Republic Electronics Corporation and Aeroflex Laboratories. Mr. Robertson holds BS and MS degrees in Electrical Engineering from Purdue University.

David D. Johnson Age 49	David D. Johnson has served as Vice President and Chief Financial Officer of Sypris since December 2004 and as Vice President, Chief Financial Officer and Treasurer of Sypris from 1997 to December 2004. Mr. Johnson served as Vice President and Chief Financial Officer of Sypris Electronics from 1996 until its merger with Sypris in 1998. Prior to 1996, he served in a number of senior management positions with Molex Incorporated and KPMG Peat Marwick. Mr. Johnson holds a BA degree in Economics from Stanford University.

Richard L. Davis Age 51	Richard L. Davis has served as Senior Vice President of Sypris since 1997, as Secretary from 1998 to 2003 and as Vice President and Chief Financial Officer of its predecessor from 1985 to 1997. Prior to 1985, Mr. Davis served in a number of management positions with Armor Elevator and Coopers and Lybrand. Mr. Davis holds a BS degree in Business Administration from Indiana University and an MBA from the University of Louisville. He is a certified public accountant in the state of Kentucky.

Anthony C. Allen Age 46	Anthony C. Allen has served as Vice President, Treasurer and Assistant Secretary of Sypris since December 2004 and as Vice President of Finance and Information Systems and Assistant Secretary of Sypris from 2003 to December 2004. Mr. Allen served as Vice President, Controller and Assistant Secretary of Sypris from 1997 to 2003. He served as Vice President of Finance of Sypris’ predecessor from 1994 to 1998 and as Vice President and Controller from 1987 to 1994. Prior to 1987, Mr. Allen served in a variety of management positions with Armor Elevator. Mr. Allen holds a Bachelors degree in Business Administration from Eastern Kentucky University and an MBA from

Bellarmine University. He is a certified public accountant in the state of Kentucky.

John R. McGeeney Age 48	John R. McGeeney has served as General Counsel and Secretary of Sypris since June 2003. Mr. McGeeney served Of Counsel to Middleton and Reutlinger, a law firm, in 2003, and as General Counsel for Inviva, Inc., an insurance holding company, from 2000 to 2002. Mr. McGeeney also served in several senior leadership positions, including General Counsel and Secretary, with ARM Financial Group, a financial services company, from 1994 to 1999, and as Counsel and Assistant General Counsel for Capital Holding Corporation, a financial services company, from 1988 to 1994. Mr. McGeeney holds a BA degree from Amherst College and a JD degree from the University of Notre Dame Law School.

The following table sets forth information concerning total compensation earned or paid to the President and Chief Executive Officer and the four other most highly compensated executive officers of the Company who served in such capacities as of December 31, 2004 (the “named executive officers”) for services rendered to the Company during each of the past three fiscal years.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Annual Compensation				Long Term Compensation Awards		All Other Compensation
	Year	Salary	Bonus	Other Annual Compensation	Restricted Stock Awards	Securities Underlying Options/ SARs
Jeffrey T. Gill President and Chief Executive Officer	2004 2003 2002	$435,000 440,962 382,885	— — —	— — —	— — —	— — 50,000(5)	$13,758 13,434 13,282	(1)(2) (3)(4) (6)(7)

John M. Kramer Group Vice President; President and Chief Executive Officer of Sypris Technologies, Inc.	2004 2003 2002	$269,231 244,038 226,923	$10,000 — 62,000	— — —	— — —	— 42,240(5) 19,000(5)	$7,615 10,465 1,261	(1)(2) (3)(4) (7)

Robert E. Gill Chairman of the Board	2004 2003 2002	$275,000 276,154 226,538	— — —	— — —	— — —	— — —	$11,712 11,274 10,388	(1)(2) (3)(4) (6)(7)

David D. Johnson Vice President and Chief Financial Officer	2004 2003 2002	$259,231 252,885 219,615	— $21,000 50,000	— — —	— — —	— 66,100(5) 13,000(5)	$12,674 12,345 12,303	(1)(2) (3)(4) (6)(7)

James G. Cocke Vice President; President and Chief Executive Officer of Sypris Electronics, LLC	2004 2003 2002	$250,000 260,096 235,192	— $25,000 72,000	— — —	— — —	— 55,000(5) 20,725(5)	$10,747 8,175 13,975	(1)(2) (3)(4) (6)(7)

(1)	Includes contributions to 401(k) Retirement Plan ($12,300 for each of Mr. Jeffrey T. Gill and Mr. Johnson, $6,150 for each of Mr. Kramer and Mr. Robert E. Gill and $8,553 for Mr. Cocke).

(2)	Includes amounts paid on (i) Group Term Life Insurance policies ($693 for Mr. Jeffrey T. Gill, $1,465 for Mr. Kramer, $5,562 for Mr. Robert E. Gill, $374 for Mr. Johnson and $1,032 for Mr. Cocke) and (ii) Executive Life Insurance policies ($765 for Mr. Jeffrey T. Gill and $1,162 for Mr. Cocke).

(3)	Includes contributions to 401(k) Retirement Plan ($12,000 for each of Mr. Jeffrey T. Gill and Mr. Johnson, $9,000 for Mr. Kramer and $6,000 each for Mr. Robert E. Gill and Mr. Cocke).

(4)	Includes amounts paid on (i) Group Term Life Insurance policies ($669 for Mr. Jeffrey T. Gill, $1,465 for Mr. Kramer, $5,274 for Mr. Robert E. Gill, $345 for Mr. Johnson, and $1,013 for Mr. Cocke) and (ii) Executive Life Insurance policies ($765 for Mr. Jeffrey T. Gill and $1,162 for Mr. Cocke).

(5)	Options pursuant to 1994 Stock Option Plan for Key Employees.

(6)	Includes contributions to 401(k) Retirement Plan ($12,000 for each of Mr. Jeffrey T. Gill, Mr. Cocke and Mr. Johnson, and $6,000 for Mr. Robert E. Gill).

(7)	Includes amounts paid on (i) Group Term Life Insurance policies ($594 for Mr. Jeffrey T. Gill, $1,261 for Mr. Kramer, $4,388 for Mr. Robert E. Gill, $303 for Mr. Johnson and $929 for Mr. Cocke) and (ii) Executive Life Insurance policies ($688 for Mr. Jeffrey T. Gill and $1,046 for Mr. Cocke).

The following table sets forth information with respect to option grants to the named executive officers during 2004. There were no options granted to named executive officers during 2004.

OPTION GRANTS IN LAST FISCAL YEAR

Name	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options/SARs Granted	Percent of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price	Expiration Date	5%	10%
Jeffrey T. Gill	—	—	—	—	—	—
John M. Kramer	—	—	—	—	—	—
Robert E. Gill	—	—	—	—	—	—
David D. Johnson	—	—	—	—	—	—
James G. Cocke	—	—	—	—	—	—

The table below sets forth information with respect to stock option exercises during 2004 by each of the named executive officers and the value of their unexercised options at December 31, 2004:

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND

OPTION VALUES ON DECEMBER 31, 2004

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End		Value of Unexercised in- the-money Options/SARS at Fiscal Year-End(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Jeffrey T. Gill	—	—	90,000	60,000	$652,900	$231,100
John M. Kramer	6,785	$44,822	41,585	126,440	281,194	571,426
Robert E. Gill	—	—	—	—	—	—
David D. Johnson	—	—	79,600	134,500	577,916	639,580
James G. Cocke	—	—	39,520	133,705	253,784	579,639

(1)	Value of in-the-money options is based on the excess of the closing price of the Common Stock of the Company on December 31, 2004 ($15.31) over the exercise price of the options, multiplied by the number of shares underlying the options.

DEFINED BENEFIT PENSION PLAN

The Company’s subsidiary, Sypris Technologies, Inc., maintains the Sypris Technologies, Inc. Retirement Plan for Salaried and Non-Bargaining Unit Employees, a defined benefit pension plan that covers employees whose wages and conditions of employment are not determined by a collective bargaining agreement. Employees hired on or after June 18, 1995 are not eligible to participate in the plan. Effective January 1, 2003, accrued benefits for highly compensated employees were frozen under the plan. Benefits under the plan are based primarily on a participant’s years of service and average earnings. Average compensation is based on average monthly compensation during the 60 calendar months of employment, out of the last 120 consecutive months of employment prior to retirement or termination, during which the employee had the greatest aggregate amount of compensation. John M. Kramer’s plan benefit, frozen effective January 1, 2003, payable at the normal retirement age of 65, is $59,011.

COMPENSATION COMMITTEE REPORT

Role of the Compensation Committee

The Compensation Committee’s primary responsibilities are to set the Company’s compensation principles that serve to guide the design of compensation plans and programs applicable to employees at all levels of the organization. In discharging its role, the Compensation Committee periodically conducts reviews of compensation practices. The Committee annually benchmarks the ongoing competitiveness of the Company’s compensation programs in order to evaluate whether they are achieving the desired goals and objectives summarized in this report. The Compensation Committee also reviews the performance of the executive officers and establishes individual compensation levels for each officer, having considered a review of compensation survey data in determining whether the amounts and types of compensation the Company pays its executive officers are appropriate. The Committee is composed entirely of independent, non-employee members of the Board of Directors. No former employees of the Company serve on the Committee.

Executive Compensation Philosophy and Principles

After a review of current compensation data from several independent sources, the Compensation Committee evaluates its current programs and policies against current and emerging competitive practice. The Committee targets overall executive compensation to deliver pay levels at or above the average of a comparison group of comparable public companies. The goal of the compensation program is to attract, motivate and retain the highly talented individuals Sypris needs to provide outstanding products and services to its customers. The Compensation Committee believes that an employee’s compensation should be tied to both employee and Company performance against financial goals and individual financial and non-financial performance objectives.

The Compensation Committee makes stock option grants to key employees and has programs that are intended to increase stock ownership among all employees, believing that providing these opportunities aligns the interests of Sypris employees with its stockholders. These programs include stock option and equity plans under which the Compensation Committee may make hiring, retention and discretionary grants to key employees. From 1999 to January 31, 2005, the Compensation Committee offered a stock purchase plan that enabled all employees to purchase Sypris stock at a discount through payroll deductions. During 2004 and 2005, the Compensation Committee undertook a review of the Company’s equity granting practices in light of the impending expense requirement pursuant to SFAS 123(R). Until such review has been completed, the Compensation Committee has made the determination to limit discretionary grants of stock options and terminate the stock purchase plan, effective January 31, 2005. In order to attract highly talented employees, the Compensation Committee continued to award stock options to key employees upon employment.

It is the intention of the Compensation Committee that, as long as it is consistent with overall compensation objectives for the Company, all executive compensation will be deductible for federal income tax purposes under Section 162(m) of the Internal Revenue Code, which limits corporate deductions for compensation paid to certain executive officers to $1 million.

Components of Executive Compensation

The three primary components of the Company’s executive compensation program are: base salary, annual incentive awards and equity participation through stock options.

➢	Base Salary

The Compensation Committee sets base salaries for executive officers near the levels it believes to be sufficient to attract and retain qualified executive officers. Base salary adjustments are provided to executive officers based upon an evaluation of each officer’s performance and the overall performance of the Company. The Committee also reviews detailed survey data from a number of independent sources and services regarding the base salaries of executive officers in companies of similar size and in similar industries. The Compensation Committee also considers the relative financial performance of those companies, especially with regard to growth in earnings and return on equity. The Committee considers the success of the executive officers in developing and executing the Company’s strategic plans, developing management employees and demonstrating leadership. During 2004, an outside consultant was engaged to review total compensation for executive officers. Based upon the recommendation of the outside consultant, the Compensation Committee adjusted base salaries for executive officers to target levels between the 50th and 75th market percentiles of the relevant survey data, to be effective for 2005.

➢	Annual Incentive Award

The Compensation Committee believes that a significant proportion of total cash compensation for executive officers should be subject to the attainment of specific Company objectives and specific individual objectives that are established annually. The Committee believes this creates a direct incentive for executive officers to achieve desired performance goals and places a significant percentage of each officer’s compensation at risk. Historically, the Compensation Committee established potential bonuses for executive officers at the beginning of each year based upon their ability to achieve planned profit and revenue targets and the achievement of specific operational objectives. For 2004, the Compensation Committee established potential cash bonuses for executive officers from a bonus pool to be generated by an increase in economic value added (EVA) as well as achievement of specific operational objectives.

For 2004, the Compensation Committee established a potential bonus pool for its executive officers and certain other corporate employees composed of 15% of the increase in EVA generated by the Company, with 80% of an individual’s potential bonus payable for 2004 and 20% payable in the following year. Declines in EVA in the following year would subject the 20% holdback to forfeiture. For 2004, the Company did not achieve its EVA target and no executive officers qualified for a cash bonus under the 2004 EVA bonus plan.

➢	Equity Participation Through Stock Options

The Compensation Committee believes that equity participation is a key component of the executive compensation program of the Company. These awards provide a long-term link between the results achieved for the Company’s stockholders and the reward provided to executive officers. Historically, stock options have been granted to executive officers primarily based on the officer’s actual and potential contribution to the Company and the practices of other companies of similar size and in similar industries. Option grants were designed to retain executive officers and motivate them to enhance stockholder value by aligning their interests with those of the Company’s stockholders. Stock options also provide an effective incentive for management to create long-term stockholder value since the full benefit of the compensation package cannot be realized unless there is an appreciation in the price of the Company’s stock over time. It is the Compensation Committee’s intention to continue its study of stock-based compensation and make appropriate changes, if any, to the stock option granting program.

No stock options were granted to executive officers during 2004 except for one bonus grant of stock options made in February 2004 to an executive officer based upon 2003 performance.

Compensation of the Chief Executive Officer

The Compensation Committee determined the salary and bonus received by Jeffrey T. Gill, the President and Chief Executive Officer of the Company, for services rendered in 2004. The Compensation Committee made the determination based upon the executive compensation policies and components described above. Mr. Gill received a base salary of $435,000 for 2004. This salary was not tied to specific performance criteria, but the Compensation Committee determined such salary to be appropriate based upon its survey of salaries paid to peers, attainment of financial and non-financial corporate objectives and other factors. Mr. Gill did not participate in the 2004 EVA bonus plan. The Compensation Committee did not grant any stock options to Mr. Gill in 2004.

Henry F. Frigon (Chairman)

Sidney R. Petersen

Robert Sroka

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2004 with respect to shares of Sypris Common Stock that may be issued under our equity compensation plans.

Plan Category	Number of Securities To be Issued Upon Exercise of Outstanding Options		Weighted Average Exercise Price of Outstanding Options		Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)		(b)		(c)
Equity Compensation Plans Approved by Stockholders	2,216,567	(1)(2)(3)	$9.60	(2)(3)	3,059,512	(2)(4)

Equity Compensation Plans Not Approved by Stockholders	—		—		—

Total	2,216,567		$9.60		3,059,512

(1)	Consists of (a) 1,724,991 outstanding options under the 1994 Stock Option Plan for Key Employees, which Plan expired on October 27, 2004 (1994 Key Plan), (b) 478,576 outstanding options under the 1994 Independent Directors’ Stock Option Plan, which Plan expired on October 27, 2004, and (c) 13,000 outstanding options under the 2004 Equity Plan.

(2)	Excludes 371,000 performance-based options to purchase Sypris Common Stock under the expired 1994 Key Plan. These performance-based options have an as yet undetermined exercise price, and their terms and conditions provide for the determination of the exercise price and the beginning of the vesting period to occur when the fair market value of the Company’s Common Stock achieves certain targeted price levels.

(3)	Excludes purchase rights accruing under the Employee Stock Purchase Plan (ESPP), which has been terminated effective January 31, 2005. Under the ESPP, each eligible employee may purchase up to $6,000 of Sypris Common Stock at six-month intervals each year at a purchase price per share equal to 85% of the lower of the fair market value of the Company’s Common Stock on either the first trading day of a purchase period or the last trading day of a purchase period.

(4)	Consists of (a) 2,987,000 shares remaining available for issuance under the 2004 Equity Plan and (b) 72,512 shares which remained available for issuance under the ESPP prior to the effective date of its termination, January 31, 2005.

AVAILABILITY OF REPORT ON FORM 10-K

The Company’s Report on Form 10-K may be obtained without charge by writing to John R. McGeeney, Secretary, Sypris Solutions, Inc., 101 Bullitt Lane, Suite 450, Louisville, Kentucky 40222.

OTHER MATTERS

The Board of Directors does not intend to bring any other matter before the Annual Meeting and has not been informed that any other matter is to be presented by others. If any other matter properly comes before the Annual Meeting, the proxies will be voted with the discretion of the person or persons voting the proxies.

You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please vote your shares over the Internet or by telephone or mark, sign, date and promptly return the proxy card sent to you in the envelope provided. No postage is required for mailing in the United States.

SUBMISSION OF STOCKHOLDER PROPOSALS

Any stockholder who intends to present a proposal at the Annual Meeting in the year 2006 must deliver the proposal to the Company’s corporate Secretary at 101 Bullitt Lane, Suite 450, Louisville, Kentucky 40222:

➢	Not later than November 25, 2005, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Act of 1934.

➢	Stockholder proposals received after February 8, 2006, will be considered untimely, and the proxies solicited by Sypris for next year’s annual meeting may confer discretionary authority to vote on any such matters without a description of them in the Proxy Statement for that annual meeting.

John R. McGeeney

General Counsel and Secretary

March 25, 2005

Sypris Solutions, Inc.

Suite 450

101 Bullitt Lane

Louisville, Kentucky 40222

Revocable Proxy for Annual Meeting of Stockholders to be held on April 26, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF SYPRIS SOLUTIONS, INC.

The undersigned appoints Robert E. Gill and Jeffrey T. Gill, and each of them, as proxies for the undersigned, with full power of substitution to vote all shares the undersigned is entitled to vote at the Annual Meeting of Stockholders of Sypris Solutions, Inc. (the “Company”) to be held at 101 Bullitt Lane, Lower Level Seminar Room, Louisville, Kentucky on Tuesday, April 26, 2005, at 10:00 a.m. local time, or any adjournment thereof, as follows, hereby revoking any proxy previously given.

To vote by telephone or Internet, please see the reverse of this card. To vote by mail, please sign and date this card on the reverse, tear off at the perforation, and mail promptly in the enclosed postage-paid envelope.

(Continued and to be signed on reverse side)

SYPRIS SOLUTIONS, INC.

PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. ☐

                            [             ]

Use this number to vote by phone or Internet

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO DIRECTION IS SUPPLIED, THE PROXY WILL BE VOTED “FOR” ALL THE NOMINEES LISTED IN ITEM 1.

1.	Election of the following Class III director nominees for three-year terms expiring in 2008:
Nominees: William G. Ferko
Jeffrey T. Gill
Sidney R. Petersen

The Board of Directors recommends a vote “FOR” all the above nominees.

☐ FOR ALL	☐ WITHHOLD ALL	☐ FOR ALL EXCEPT

(INSTRUCTIONS: TO WITHHOLD AUTHORITY
TO VOTE FOR ANY INDIVIDUAL NOMINEE,
WRITE THAT NOMINEE’S NAME ON THE
SPACE PROVIDED ABOVE.)

2.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment of the Annual Meeting.

Date:	, 2005
SIGNATURE(S)
SIGNATURE(S)

Please sign as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY BY MAIL

SYPRIS SOLUTIONS, INC.

PROXY VOTING INSTRUCTION CARD

Your vote is important. Casting your vote in one of the three ways described on this instruction card authorizes the proxies named on the front of this proxy card to vote all shares of Common Stock of Sypris Solutions, Inc. that you are entitled to vote.

[Computer Picture]	Through the Internet, access the World Wide Web site http://www.eproxyvote.com/sypr/ and follow the instructions.

[Telephone Picture]	Using a touch-tone telephone to vote by phone toll free from the U.S. or Canada. Simply dial 1-866-207-3912 and follow the instructions. When you are finished voting, your vote will be confirmed, and the call will end.

[Envelope Picture]	Completing, dating, signing, detaching and mailing the above proxy card in the postage-paid envelope included with the Proxy Statement.

You can vote by phone or via the Internet at any time prior to 11:59 p.m. EDT on April 25, 2005. You will need the number printed in the box at the top of this instruction card to vote by phone or via the Internet. If you do so, you do not need to mail in your proxy card.